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                                                                  Exhibit (g)(4)
                                 CITIZENS FUNDS
                                230 Commerce Way
                              Portsmouth, NH 03801

                               September 12, 2002


Fifth Third Bank
38 Fountain Square Plaza
Cincinnati, OH  45263

     Re:  Citizens Funds - Custody Agreement

Ladies and Gentlemen:

     Pursuant to Section 14.4 of the Custodian Contract dated as of September 29, 2000 (as amended and supplemented, the "Contract"), between Citizens Funds (the "Trust") and Fifth Third Bank (the "Custodian"), we hereby request that Citizens Balanced Fund and Citizens Ultra Short Bond Fund (the "Funds") be added to the list of series of the Trust to which the Custodian renders services as custodian under the terms of the Contract.

     Please sign below to evidence your agreement to render such services as custodian on behalf of the Fund as a beneficiary under the Contract.


                                            CITIZENS FUNDS

                                            By:         /s/ Sean P. Driscoll
                                                   -----------------------------

                                            Title:      Treasurer
                                                   -----------------------------

Agreed:
FIFTH THIRD BANK

By:         /s/ Christine Ok
       -------------------------------

Title:      Trust Officer
       -------------------------------